UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02	Termination of a Material Definitive Agreement.

On March 1, 2019, in connection with the closing of the previously announced divestiture of all of the shares representing membership interests in Florida Chemical Company, LLC, Flotek Industries, Inc. (the “Company”) repaid in full its $75 million credit facility that was evidenced by that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 10, 2013 (as amended to date, the “Credit Agreement”), with PNC Bank, National Association, as a lender and as agent for the lenders party thereto. Concurrently with such repayment, the Credit Agreement was terminated.

Summaries of the material terms of the Credit Agreement and the amendments thereto may be found in the Current Reports on Form 8-K filed by the Company on May 13, 2013, January 7, 2014, December 10, 2014, June 24, 2015, July 23, 2015, May 3, 2016, November 2, 2016, May 1, 2017, October 3, 2017, June 13, 2018, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which summaries are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 7, 2019	/s/ Elizabeth T. Wilkinson
	Name:	Elizabeth T. Wilkinson
	Title:	Chief Financial Officer